Whirlpool Delivers Record Performance in 2021 and Guides Towards Another Strong 2022
•Full-year net sales growth of 13%, driven by strong consumer demand and cost-based pricing actions
•Record full-year GAAP net earnings margin of 8.1% (up 260 basis points) and record ongoing (non-GAAP) EBIT margin(2) of 10.8% (up 180 basis points), fully offsetting $1 billion in raw material inflation
•Record full-year GAAP and ongoing (non-GAAP) earnings per diluted share(1) of $28.36 and $26.59, respectively, exceeding guidance
•Q4 results impacted by rising inflation, but in line with expectations: Revenues unchanged versus 2020, but 8% up versus 2019; GAAP net earnings margin of 5.1% and ongoing (non-GAAP) EBIT margin(2) of 8.6%
•Significant cash generation for full-year 2021; cash provided by operating activities of $2.2 billion and adjusted free cash flow(4) of $2.0 billion, driven by strong earnings and working capital improvements
•Returned $1.4 billion in cash to shareholders in 2021, including $1.0 billion of share repurchases
•2022 outlook includes earnings per diluted share of $27.00 to $29.00 on a GAAP and ongoing basis; significant cash provided by operating activities of $2.2 billion and free cash flow(4) of $1.5 billion
BENTON HARBOR, Mich., January 26, 2022 - Whirlpool Corporation (NYSE: WHR), committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home, today reported fourth quarter and full-year 2021 financial results.

"
We delivered record results for the fourth consecutive year, demonstrating our ability to execute in any challenging environment,” said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation. “We expect another year of record performance, while increasing organic growth investments and returning another approximately $1.5 billion in cash to shareholders."
MARC BITZER

KEY RESULTS

Full Year Results	2021	2020(5)	Change
Net sales ($M)	$21,985	$19,456	$2,529	13.0%
Net sales excluding currency ($M)	$21,850	$19,456	$2,394	12.3%
GAAP net earnings available to Whirlpool ($M)	$1,783	$1,075	$708	65.9%
Ongoing EBIT(2) ($M)	$2,379	$1,760	$619	35.2%
GAAP earnings per diluted share	$28.36	$16.98	$11.38	67.0%
Ongoing earnings per diluted share(1)	$26.59	$18.46	$8.13	44.0%
CASH FLOW

Full-Year Adjusted Cash Flow	2021	2020(5)	Change
Cash provided by (used in) operating activities ($M)	$2,176	$1,500	$676
Adjusted free cash flow(4) ($M)	$1,963	$1,246	$717

"
In 2021, we reported double digit revenue growth of 13%, and we expect another year of strong growth in 2022 of 5-6%,” said Jim Peters, chief financial officer of Whirlpool Corporation. “Our strong balance sheet and significant cash flow provide us the flexibility to continue to invest in profitable growth and return cash to shareholders."
JIM PETERS

Fourth-Quarter Results	2021	2020(5)	Change
Net sales ($M)	$5,815	$5,798	$17	0.3%
Net sales excluding currency ($M)	$5,850	$5,798	$52	0.9%
GAAP net earnings available to Whirlpool ($M)	$298	$499	$(201)	(40.3)%
Ongoing EBIT(2) ($M)	$502	$659	$(157)	(23.8)%
GAAP earnings per diluted share	$4.90	$7.80	$(2.90)	(37.2)%
Ongoing earnings per diluted share(1)	$6.14	$6.67	$(0.53)	(7.9)%

QUARTERLY HIGHLIGHTS
•Record Q4 net sales, with 8% growth compared to 2019
•Delivered Q4 GAAP and ongoing (non-GAAP) earnings per diluted share(1) of $4.90 and $6.14, respectively, driven by cost-based pricing actions, largely offsetting over $500 million of inflation, led by raw material cost increases
•Repurchased $400 million of shares in the quarter
REGIONAL REVIEW

North America	Q4 2021	Q4 2020(5)	Change	Change excluding currency impact
Net sales ($M)	$3,291	$3,208	2.6%	2.3%
EBIT(3) ($M)	$504	$583	(13.6)%	-
•Record revenue driven by strong execution of cost-based price increases while elevated supply constraints remain
•EBIT margin(3) of 15.3 percent, compared to 18.2 percent in the same prior-year period, impacted by supply constraints and inflation, partially offset by positive price/mix

Europe, Middle East and Africa	Q4 2021	Q4 2020	Change	Change excluding currency impact
Net sales ($M)	$1,412	$1,416	(0.3)%	1.9%
EBIT(3) ($M)	$20	$40	(50.0)%	-
•EBIT margin(3) of 1.4 percent, compared to 2.8 percent in the same prior-year period, impacted by inflation, partially offset by cost-based price increases
•Long-term turnaround is on track

Latin America	Q4 2021	Q4 2020	Change	Change excluding currency impact
Net sales ($M)	$831	$821	1.2%	2.4%
EBIT(3) ($M)	$56	$100	(44.0)%	-
•Stable revenue primarily driven by cost-based price increases
•EBIT margin(3) of 6.7 percent, compared to 12.1 percent in the same prior-year period, impacted by inflation and supply constraints, partially offset by cost-based price increases

Asia	Q4 2021	Q4 2020	Change	Change excluding currency impact
Net sales ($M)	$281	$354	(20.6)%	(19.6)%
EBIT(3) ($M)	$17	$21	(20.0)%	-
•Top-line decline attributed to Whirlpool China divestiture(6)
•EBIT margin(3) of 5.9 percent, in line with the same prior-year period with cost-based price increases offset by inflation
FULL-YEAR 2022 OUTLOOK
•Expect full-year 2022 net sales growth of 5 to 6 percent
•Earnings per diluted share of $27.00 to $29.00 on a GAAP and ongoing basis
•Cash provided by operating activities of $2.2 billion and free cash flow(4) of $1.5 billion
•GAAP and adjusted tax rate (non-GAAP) of 24 to 26 percent

(1)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings per diluted share available to Whirlpool and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings margin and other important information, appears below.
(3)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(90) million and $(43) million for the fourth quarters of 2021 and 2020, respectively.
(4)Reconciliations of free cash flow and adjusted free cash flow, non-GAAP financial measures, to cash provided by (used in) operating activities and other important information, appears below.
(5)As adjusted reporting - effective January 1, 2021, the Company changed its accounting principle for inventory valuation for inventories located in the U.S. from a last-in, first-out ("LIFO") basis to a first-in, first-out ("FIFO") basis. All prior periods presented have been retrospectively adjusted to apply the effects of the change. The information in the tables herein have been updated to reflect the retrospective accounting change. For more information see Notes 1 and 4 to Whirlpool’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.
(6)Partial tender offer by Galanz for majority ownership of the Whirlpool China business was closed May 6, 2021.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, 269/923-2641, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit and Yummly. In 2021, the company reported approximately $22 billion in annual sales, 69,000 employees and 54 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document may include, but are not limited to, statements regarding future financial results, long-term value creation goals, restructuring expectations, productivity, raw material prices and the impact of COVID-19 on our operations. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) COVID-19 pandemic-related business disruptions and economic uncertainty; (2) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (3) Whirlpool's ability to maintain or increase sales to significant trade customers and the ability of these trade customers to maintain or increase market share; (4) Whirlpool's ability to maintain its reputation and brand image; (5) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (6) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (7) Whirlpool's ability to obtain and protect intellectual property rights; (8) acquisition and investment-related risks, including risks associated with our past acquisitions, and risks associated with our presence in emerging markets; (9) risks related to our international operations, including changes in foreign regulations, regulatory compliance and disruptions arising from political, legal and economic instability; (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (11) product liability and product recall costs; (12) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (13) our ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool's ability to manage foreign currency fluctuations; (17) impacts from goodwill impairment and related charges; (18) triggering events or circumstances impacting the carrying value of our long-lived assets; (19) inventory and other asset risk; (20) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (21) changes in LIBOR, or replacement of LIBOR with an alternative reference rate; (22) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (23) the effects and costs of governmental investigations or related actions by third parties; (24) changes in the legal and regulatory environment including environmental, health and safety regulations, and taxes and tariffs; and (25) the uncertain global economy and changes in economic conditions which affect demand for our products. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars, except per share data)

	Three Months Ended		Twelve Months Ended
	2021	2020	2021	2020
Net sales	$5,815	$5,798	$21,985	$19,456
Expenses
Cost of products sold	4,752	4,432	17,576	15,614
Gross margin	1,063	1,366	4,409	3,842
Selling, general and administrative	555	523	2,081	1,877
Intangible amortization	9	16	47	62
Restructuring costs	4	102	38	288
Impairment of goodwill and other intangibles	—	7	—	7
(Gain) loss on sale and disposal of businesses	—	—	(105)	(7)
Operating profit	495	718	2,348	1,615
Other (income) expense
Interest and sundry (income) expense	(18)	17	(159)	(21)
Interest expense	42	46	175	189
Earnings before income taxes	471	655	2,332	1,447
Income tax expense (benefit)	165	152	518	382
Equity method investment income (loss), net of tax	(6)	—	(8)	—
Net earnings	300	503	1,806	1,065
Less: Net earnings (loss) available to noncontrolling interests	2	4	23	(10)
Net earnings available to Whirlpool	$298	$499	$1,783	$1,075
Per share of common stock
Basic net earnings available to Whirlpool	$4.96	$7.93	$28.73	$17.15
Diluted net earnings available to Whirlpool	$4.90	$7.80	$28.36	$16.98
Dividends declared	$1.40	$1.25	$5.45	$4.85
Weighted-average shares outstanding (in millions)
Basic	60.2	62.9	62.1	62.7
Diluted	60.9	63.9	62.9	63.3

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	December 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$3,044	$2,924
Accounts receivable, net of allowance of $98 and $132, respectively	3,100	3,109
Inventories	2,717	2,301
Prepaid and other current assets	834	795
Total current assets	9,695	9,129
Property, net of accumulated depreciation of $6,619 and $6,780, respectively	2,805	3,199
Right of use assets	946	989
Goodwill	2,485	2,496
Other intangibles, net of accumulated amortization of $522 and $673, respectively	1,981	2,194
Deferred income taxes	1,920	2,189
Other noncurrent assets	453	240
Total assets	$20,285	$20,436
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,413	$4,834
Accrued expenses	609	637
Accrued advertising and promotions	854	831
Employee compensation	576	648
Notes payable	10	12
Current maturities of long-term debt	298	298
Other current liabilities	750	1,070
Total current liabilities	8,510	8,330
Noncurrent liabilities
Long-term debt	4,929	5,059
Pension benefits	378	516
Postretirement benefits	142	166
Lease liabilities	794	838
Other noncurrent liabilities	519	732
Total noncurrent liabilities	6,762	7,311
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 113 million shares issued, respectively, and 59 million and 63 million shares outstanding, respectively	114	113
Additional paid-in capital	3,025	2,923
Retained earnings	10,170	8,725
Accumulated other comprehensive loss	(2,357)	(2,811)
Treasury stock, 55 million and 50 million shares, respectively	(6,106)	(5,065)
Total Whirlpool stockholders' equity	4,846	3,885
Noncontrolling interests	167	910
Total stockholders' equity	5,013	4,795
Total liabilities and stockholders' equity	$20,285	$20,436

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars)

	Twelve Months Ended
	2021	2020

Operating activities
Net earnings	$1,806	$1,065
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	494	568
Impairment of goodwill and other intangibles	—	7
(Gain) loss on sale and disposal of businesses	(105)	(7)
(Gain) loss on previously held equity interest	(42)	—
Changes in assets and liabilities:
Accounts receivable	(232)	(940)
Inventories	(648)	249
Accounts payable	949	341
Accrued advertising and promotions	70	(123)
Accrued expenses and current liabilities	125	(287)
Taxes deferred and payable, net	130	154
Accrued pension and postretirement benefits	(116)	(30)
Employee compensation	16	303
Other	(271)	200
Cash provided by (used in) operating activities	2,176	1,500
Investing activities
Capital expenditures	(525)	(410)
Proceeds from sale of assets and businesses	302	166
Acquisition of businesses, net of cash acquired	(46)	—
Cash held by divested businesses	(393)	—
Other	2	7
Cash provided by (used in) investing activities	(660)	(237)
Financing activities
Net proceeds from borrowings of long-term debt	300	1,033
Net proceeds (repayments) of long-term debt	(300)	(569)
Net proceeds (repayments) from short-term borrowings	(1)	(330)
Dividends paid	(338)	(311)
Repurchase of common stock	(1,041)	(121)
Common stock issued	76	44
Other	(35)	1
Cash provided by (used in) financing activities	(1,339)	(253)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(67)	(28)
Increase (decrease) in cash, cash equivalents and restricted cash	110	982
Cash, cash equivalents and restricted cash at beginning of year	2,934	1,952
Cash, cash equivalents and restricted cash at end of period	$3,044	$2,934

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data)
(Unaudited)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures, including earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, organic net sales, adjusted effective tax rate, sales excluding currency and adjusted free cash flow. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period’s exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations. Management believes that adjusted tax rate provides investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items. Management believes that adjusted free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations. The Company provides adjusted free cash flow related metrics, such as adjusted free cash flow as a percentage of net sales, as long-term management goals, not an element of its annual financial guidance, and as such does not provide a reconciliation of adjusted free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP measure, for these long-term goal metrics. Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, adjusted free cash flow conversion, ROIC and gross debt/EBITDA, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures. We also disclose segment EBIT as important financial metrics used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting. GAAP net earnings available to Whirlpool per diluted share and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

FOURTH-QUARTER 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended December 31, 2021. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was 35.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of 18.1%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2021
Net earnings (loss) available to Whirlpool	$298
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	165
Interest expense	42
Earnings before interest & taxes	$507
Net sales	$5,815
Net earnings margin	5.1%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$507	$4.90
Restructuring costs(a)	Restructuring costs	4	0.06
Product warranty and liability (income) expense(g)	Cost of products sold	(9)	(0.15)
Income tax impact			0.02
Normalized tax rate adjustment(d)			1.31
Ongoing measure		$502	$6.14
Net sales		$5,815
Ongoing EBIT margin		8.6%

Note: Numbers may not reconcile due to rounding

FOURTH-QUARTER 2020 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended December 31, 2020. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was 23.2%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of 30.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2020(5)
Net earnings (loss) available to Whirlpool	$499
Net earnings (loss) available to noncontrolling interests	4
Income tax expense (benefit)	152
Interest expense	46
Earnings (loss) before interest & taxes	$701
Net sales	$5,798
Net earnings margin	8.6%

	Results classification	Earnings before interest & taxes(5)	Earnings per diluted share(5)
Reported measure		$701	$7.80
Restructuring costs(a)	Restructuring costs	102	1.60
Product warranty and liability (income) expense(g)	Cost of products sold	(30)	(0.46)
Sale leaseback, real estate and receivable adjustments(f)	Cost of products sold	(74)	(1.16)
Sale leaseback, real estate and receivable adjustments(f)	Selling, general and administrative	(39)	(0.62)
Corrective action recovery(e)	Cost of products sold	(1)	(0.02)
Income tax impact		—	0.20
Normalized tax rate adjustment(d)		—	(0.67)
Ongoing measure		$659	$6.67
Net sales		$5,798
Ongoing EBIT margin		11.4%

Note: Numbers may not reconcile due to rounding

FULL YEAR 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2021. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full year GAAP tax rate was 22.2%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate (non-GAAP) of 23.5%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2021
Net earnings (loss) available to Whirlpool	$1,783
Net earnings (loss) available to noncontrolling interests	23
Income tax expense (benefit)	518
Interest expense	175
Earnings (loss) before interest & taxes	$2,499
Net sales	$21,985
Net earnings margin	8.1%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$2,499	$28.36
Restructuring costs(a)	Restructuring costs	38	0.61
(Gain) loss on sale and disposal of businesses(b)	(Gain) loss on sale and disposal of businesses	(107)	(1.69)
(Gain) loss on previously held equity interest(c)	(Gain) loss on previously held equity interest	(42)	(0.50)
Product warranty and liability (income) expense(g)	Cost of products sold	(9)	(0.14)
Income tax impact		—	0.41
Normalized tax rate adjustment(d)		—	(0.46)
Ongoing measure		$2,379	$26.59
Net sales		$21,985
Ongoing EBIT margin		10.8%

Note: Numbers may not reconcile due to rounding

FULL YEAR 2020 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2020. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full year GAAP tax rate was 26.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate (non-GAAP) of 26.3%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2020(5)
Net earnings (loss) available to Whirlpool	$1,075
Net earnings (loss) available to noncontrolling interests	(10)
Income tax expense (benefit)	382
Interest expense	189
Earnings (loss) before interest & taxes	$1,636
Net sales	$19,456
Net earnings margin	5.5%

	Results classification	Earnings before interest & taxes(5)	Earnings per diluted share(5)
Reported measure		$1,636	$16.98
Restructuring costs(a)	Restructuring costs	288	4.54
Product warranty and liability (income) expense(g)	Cost of products sold	(30)	(0.47)
Sale leaseback, real estate and receivable adjustments(f)	Cost of products sold	(74)	(1.16)
Sale leaseback, real estate and receivable adjustments(f)	Selling, general and administrative	(39)	(0.61)
Corrective action recovery(e)	Cost of products sold	(14)	(0.22)
(Gain) loss on sale and disposal of businesses(b)	(Gain) loss on sale and disposal of businesses	(7)	(0.10)
Income tax impact		—	(0.53)
Normalized tax rate adjustment(d)		—	0.03
Ongoing measure		$1,760	$18.46
Net sales		$19,456
Ongoing EBIT margin		9.0%

Note: Numbers may not reconcile due to rounding

FOOTNOTES
a.RESTRUCTURING COSTS - In 2020, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our global business, attributable primarily to the macroeconomic uncertainties caused by COVID-19. This includes costs of approximately $100 million related to restructuring in the United States and approximately $188 million related to restructuring outside of the United States, including the exit of our Naples, Italy facility. In 2021, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our EMEA business and other centralized functions.
b.(GAIN) LOSS ON SALE AND DISPOSAL OF BUSINESSES - On March 31, 2021, Galanz launched its partial tender offer for majority ownership of Whirlpool China. Our subsidiary tendered approximately 31% of Whirlpool China's outstanding shares in the tender offer, with the remainder representing a noncontrolling interest of approximately 20% in Whirlpool China. The transaction closed on May 6, 2021. In connection with the closing of the transaction, we received cash proceeds of $193 million and recognized a gain on sale of $284 million.
On May 17, 2021, our subsidiary entered into a share purchase agreement to sell its Turkish subsidiary to Arçelik. As part of the agreement, Arçelik assumed responsibility for operating the manufacturing site in Manisa, Turkey, following closing. The transaction closed on June 30, 2021. In connection with the closing of the transaction, we received cash proceeds of $93 million and recognized a loss on sale of $164 million. During the third quarter of 2021, amounts for working capital and other customary post-closing adjustments were finalized and an additional $13 million loss related to the sale of business was recorded.
The net impact realized for gain on sale and disposal of businesses included in the income statement for the twelve months ended December 31, 2021 is $105 million.
During the third quarter of 2019, the Company reserved approximately $7 million for an expected change in purchase price for the sale of the Embraco compressor business. Adjustments to the final purchase price were finalized as of the third quarter 2020, with no resulting change to the final purchase price, and the reserve was released and recognized as a gain during the quarter.
c.(GAIN) LOSS ON PREVIOUSLY HELD EQUITY INTEREST - During the third quarter of 2021, our subsidiary Whirlpool of India Ltd. acquired an additional 38% equity interest in Elica PB India Private Limited (Elica PB India) for $57 million, which resulted in a controlling equity ownership of approximately 87%. The previously held equity interest of 49% in Elica PB India was remeasured at fair value of $74 million on the acquisition date, which resulted in a gain of $42 million. This gain was recorded within Interest & sundry (income) expense during the third quarter. The earnings per diluted share impact is calculated net of minority interest.
d.NORMALIZED TAX RATE ADJUSTMENT - During the fourth quarter of 2020, the Company calculated ongoing earnings per share using an adjusted tax rate of 30.0%, to reconcile to our full-year 2020 effective tax rate of 26.3%. During the fourth quarter of 2021, the Company calculated ongoing earnings per share using an adjusted tax rate of 18.1% to reconcile to our full-year effective tax rate of 23.5%.
e.CORRECTIVE ACTION RECOVERY - The Company recorded a benefit of $13 million in the third quarter of 2020 and $1 million in the fourth quarter of 2020 related to a vendor recovery in our ongoing EMEA-produced washer corrective action.

f.SALE LEASEBACK - In the fourth quarter of 2020, the Company sold and leased back a group of properties for net proceeds of approximately $139 million. The transaction met the requirements for sale leaseback accounting. In the fourth quarter of 2020, the Company recorded the sale of the properties, which resulted in a pre-tax gain of approximately $113 million ($89 million, net of tax) recorded in cost of products sold ($74 million) and selling, general and administrative expense ($39 million) in the Consolidated Statements of Comprehensive Income (Loss).
g.PRODUCT WARRANTY AND LIABILITY (INCOME) EXPENSE - In January 2020, we commenced a product recall in the U.K. and Ireland for EMEA-produced washers, for which the recall is ongoing.
During the fourth quarter of 2020, the Company released an accrual of approximately $30 million related to this EMEA-produced washer recall campaign. During the fourth quarter of 2021, the Company further released an accrual of approximately $9 million. These adjustments were made based on our revised expectations regarding future period cash expenditures for the campaign.

ADJUSTED FREE CASH FLOW

As defined by the Company, adjusted free cash flow is cash provided by (used in) operating activities after capital expenditures, proceeds from the sale of assets and businesses, and changes in restricted cash. The reconciliation provided below reconciles twelve months ended December 31, 2021 and 2020 adjusted free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Adjusted free cash flow as a percentage of net sales is calculated by dividing adjusted free cash flow by net sales.

	Twelve Months Ended
	December 31,
(millions of dollars)	2021	2020
Cash provided by (used in) operating activities	$2,176	$1,500
Capital expenditures, proceeds from sale of assets/businesses and change in restricted cash	(213)	(254)
Adjusted free cash flow	$1,963	$1,246

Cash provided by (used in) investing activities*	(660)	(237)
Cash provided by (used in) financing activities*	(1,339)	(253)

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Twelve Months Ended
	December 31,
(millions of dollars)	2022* (Outlook)	2021
Cash provided by (used in) operating activities	$2,200	$2,176
Capital expenditures	(700)	(525)
Free cash flow	$1,500	$1,651

Cash provided by (used in) investing activities*		(660)
Cash provided by (used in) financing activities*		(1,339)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

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